UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

First Citizens Banc Corp
(Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

For the second quarter of 2010, the preliminary unaudited estimate of First Citizens’ earnings was a loss of $259,000. Accordingly, The Board of Directors of First Citizens Banc Corp, Sandusky, Ohio has determined that it is not appropriate to pay a quarterly shareholder dividend on August 1, 2010.

First Citizens Banc Corp’s affiliated companies are The Citizens Banking Company, First Citizens Insurance Agency Inc., First Citizens Investments, Inc., First Citizens Capital LLC and Water Street Properties.

Item 8.01. Other Events.

First Citizens Banc Corp is sending a letter to its shareholders regarding the loss for the second quarter and that no dividend will be paid. The letter also discusses a number of key points that have had an impact on the financial condition and the results of operations of the Corporation and its ability to pay dividends. A copy of the letter is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit 99 Letter to Shareholders dated July 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: July 13, 2010	/s/ James O. Miller
James O. Miller, President & CEO